SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Gannett Co., Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
COURTNEY MATHER
MICHAEL DORNEMANN
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)            Title of each class of securities to which transaction applies:

2)            Aggregate number of securities to which transaction applies:

3)            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)            Proposed maximum aggregate value of transaction:

5)            Total fee paid:

[   ]            Fee paid previously with preliminary materials.

[   ]            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)            Amount Previously Paid:

2)            Form, Schedule or Registration Statement No.:

3)            Filing Party:

4)            Date Filed:

On January 22, 2015, Carl C. Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to Gannett Co., Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF GANNETT CO., INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF GANNETT CO., INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN GANNETT CO., INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1 PAR VALUE, OF GANNETT CO., INC. AS DISCLOSED BELOW.

PARTICIPANTS

The participants in the solicitation of proxies (the "Participants") from stockholders of Gannett Co., Inc. (the "Corporation") include the following: High River Limited Partnership ("High River"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Icahn Capital LP ("Icahn Capital"), IPH GP LLC ("IPH"), Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn, a citizen of the United States of America.

The principal business address of each of (i) High River, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Icahn Partners, Icahn Master and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 88.3% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Icahn Parties are deemed to beneficially own, in the aggregate, 14,967,373 shares of common stock, $1 par value, issued by Gannett Co., Inc. (the "Shares"), representing approximately 6.63% of the Corporation's outstanding Shares (based upon the 225,830,862 Shares stated to be outstanding as of September 28, 2014 by the Corporation in the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2014, filed with the Securities and Exchange Commission on November 5, 2014).

High River has sole voting power and sole dispositive power with regard to 2,993,477 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 7,112,394 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 4,861,502 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

In addition, the Participants also include Courtney Mather and Michael Dornemann.  Mr. Mather is an employee of various entities controlled by Mr. Icahn. From time to time, Mr. Mather may serve on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control, Mr. Mather may receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like).  Neither Mr. Mather nor Mr. Dornemann owns beneficially any Shares.  Mr. Mather will not receive any special compensation in connection with the solicitation of proxies from stockholders of the Corporation.  Mr. Dornemann has an interest in the election  of  directors  at  the   Corporation's 2015  Annual  Meeting  of Stockholders  pursuant  to a Nominee Agreement between Mr. Dornemann  and  an affiliate of the Icahn Parties, pursuant to which an affiliate of the Icahn Parties has agreed to pay Mr. Dornemann a fee of up to $20,000  under certain circumstances. In addition, an affiliate of the Icahn Parties has agreed to indemnify Mr. Dornemann with respect to certain costs incurred by Mr. Dornemann in connection with the solicitation of proxies.

EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 2)*

Gannett Co., Inc.
(Name of Issuer)

Common Stock, $1 par value
(Title of Class of Securities)

364730101
(CUSIP Number)

Andrew Langham, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

January 21, 2015
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1.  Security and Issuer

This statement constitutes Amendment No. 2 to the Schedule 13D relating to the shares of Common Stock, $1 par value ("Shares"), issued by Gannett Co., Inc. (the "Issuer"), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on August 14, 2014, as amended by Amendment No. 1 to the Schedule 13D, filed with the SEC on September 12, 2014, to furnish the additional information set forth herein.  All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On January 21, 2015, pursuant to the deadline established by the By-Laws of the Issuer, High River notified the Issuer of its intention to (i) nominate two directors for election to the Board of Directors of the Issuer at the 2015 Annual Meeting of Stockholders of the Issuer and (ii) bring for stockholder consideration certain proposals related to corporate governance at the 2015 Annual Meeting of Stockholders of the Issuer.  In addition, on January 21, 2015, Carl C. Icahn delivered a letter (the "January 21 Letter") to the President and Chief Executive Officer of the Issuer, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7.  Material to be Filed as Exhibits

Exhibit 1 - January 21 Letter

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: January 22, 2015

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:            /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:            /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment No. 2 to Schedule 13D – Gannett Co., Inc.]

EXHIBIT 1

CARL C. ICAHN
767 Fifth Avenue, 47th Floor
New York, New York 10153

January 21, 2015

BY EMAIL

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107
Attention: Gracia C. Martore, President & Chief Executive Officer

Dear Gracia,
As you know, I steadfastly believe that shareholders, as owners of a business, deserve the right to decide if a bid for that business is adequate, and I am extremely wary of the mechanisms boards of directors and management often use to entrench themselves to the detriment of shareholders.  Just imagine if the CEO of a family-owned business could hide an unsolicited offer from the owners of that business, thereby denying the family the opportunity to assess how an interested third-party values their firm.  It is similarly absurd to me that boards and management teams at U.S. public companies can unilaterally implement defensive devices that deny owners the ability to decide if they want to sell at a premium.
As I am sure you can imagine, I was very pleased with your announcement last August that Gannett planned to separate into two publicly traded companies.  But I am concerned about decisions the Gannett board may make now in anticipation of the spin-off that could prevent stockholders of both companies from realizing the highest value for their shares.  After Gannett completes the spin-off, both the publishing company and the broadcasting and digital company will be comprised of extremely valuable assets, and, as others in their industries look to consolidate, I would not be surprised if either company became the target of a takeover attempt.  If this occurs, the shareholders – the true owners of the company – should have the full and only right to decide whether or not to accept the offer.  That is why I have notified you today of my intention to bring proposals at the annual meeting recommending the board take the following actions related to corporate governance at both companies:
•	Adopt a charter provision opting out of Section 203 of the Delaware General Corporation Law;

•
Adopt a charter provision stating that the board may not adopt a poison pill without the affirmative vote of the holders of at least a majority of the outstanding shares of the company's common stock, except in response to a hostile tender offer (and then any such pill should be limited in duration to 90 days (the 90 days would give the company the opportunity to convince shareholders not to tender if they wish to and/or to find a higher bidder, but if the company grants such higher bidder due diligence and/or other favorable access, then the company should do the same for the initial hostile bidder));

•
Adopt a charter provision stating that the board may not approve a classified board structure without the affirmative vote of the holders of at least a majority of the outstanding shares of the company's common stock;

•	Adopt a charter provision permitting shareholders to act by written consent of the holders of at least a majority of the outstanding shares; and

•
Adopt a charter provision permitting the holders of at least 10% of the outstanding shares to call special meetings of shareholders (and at that meeting the affirmative vote of the holders of at least a majority of the outstanding shares would be necessary to change the composition of the board).

It is my belief that these proposals are an important first step towards protecting Gannett shareholders, preserving their rights and making it simpler for either company to be acquired if shareholders wish to see this effectuated.
Additionally, I believe that to ensure good corporate governance and accountability large shareholders should have the right, if they so wish, to have direct representation on the board of directors.  The fact that they don't is, in my opinion, the main reason why family companies by and large do so much better than public companies.  Therefore, I have also notified you today of my intention to nominate each of Michael Dornemann and Courtney Mather to the Gannett board of directors. Mr. Dornemann has over 30 years of management consulting, corporate development, strategic advisory and media experience.  He achieved tremendous success at Bertelsmann AG, where he built the largest private television company in Europe and grew revenue for the music group by more than 6x, and he has been an integral contributor to the success of Take-Two Interactive since 2007.  Mr. Mather, on the other hand, has extensive experience in finance and substantial knowledge of capital markets and M&A strategy, having most recently served as a Managing Director at Goldman, Sachs & Co.  He would be a tremendous resource during the spin-off process, helping to prepare both post-spin companies for life in rapidly changing industries.
I have no doubt that the currently combined Gannett, and both the stand-alone publishing company and stand-alone broadcasting and digital company, would benefit greatly from having our representatives on the board.  As of the market close yesterday, Gannett's stock is down over 8% from the date you announced the spin-off.  I believe this is a result of the company's failure to adequately explain to investors the capital structure, debt capacity and business strategy for each of the post-spin companies.  There has been a particular lack of clarity with respect to the publishing business, which we believe results in a fundamental misunderstanding of that company's future prospects.  I believe Mr. Dornemann and Mr. Mather would provide the substantive insight necessary for the Gannett directors to better consider how to structure and communicate the spin process.
We have spoken with many large Gannett shareholders since we first announced our position. Everyone seemed please by the company's spin-off announcement, but many expressed dissatisfaction with the company's governance profile and poor communication with the market.  We believe that many of these shareholders will be supportive of our proposals and our director nominees, but we would prefer to work collaboratively with you and your board to find a mutually satisfactory solution to our concerns rather than engaging in a costly and distracting proxy fight.  I hope that the notice we provided today is just the first step towards beginning a dialogue with your team.
.
Sincerely yours,

Carl C. Icahn

*****
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF GANNETT CO., INC. FOR USE AT ITS 2015 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF GANNETT CO., INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A RELATING TO GANNETT CO., INC. FILED BY CARL C. ICAHN WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2015 (THE "SCHEDULE 14A").  EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN GANNETT CO., INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1 PAR VALUE, OF GANNETT CO., INC., AS DISCLOSED IN THE SCHEDULE 14A, AS MAY BE AMENDED FROM TIME TO TIME.  THE SCHEDULE 14A, AS MAY BE AMENDED FROM TIME TO TIME, IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.